Exhibit 10.14.0

                           GRAFTECH INTERNATIONAL LTD.
                    1996 MID-MANAGEMENT EQUITY INCENTIVE PLAN


                  This 1996 Mid-Management Equity Incentive Plan was originally adopted by the Board of Directors of GrafTech International Ltd. (formerly, UCAR International Inc.) as of February 6, 1996. It was subsequently amended. This document restates the Plan as amended (including amendments to eliminate provisions which are no longer operative or which have been adopted concurrently with this restatement) through January 16, 2003.

1.      PURPOSES.

                  The purposes of the GrafTech International Ltd. 1996 Mid-Management Equity Incentive Plan (the "Plan") are to: advance the interests of GrafTech International Ltd. ("GrafTech") and its stockholders by providing incentives and rewards to those mid-management employees who are in a position to contribute to the long-term growth and profitability of GrafTech and its subsidiaries and owned affiliates (collectively, the "Company"); assist the Company in attracting, retaining and motivating highly qualified employees; and make the Company's compensation program competitive with those of other major employers.

2.      DEFINITIONS AND INTERPRETATION.

                2.1 "Award" means an award or grant made to a Participant under the Plan.

                2.2 "Award Agreement" means the agreement provided in connection with an Award under the Plan.

                2.3 "Award Date" means the date that an Award is made, as specified in the relevant Award Agreement.

                2.4     "Board" means the Board of Directors of GrafTech.

                2.5 "Change in Control" means the occurrence of any of the following events:

                        (i)     any "person" or "group" within the meaning of
                Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of GrafTech;

                        (ii)    any "person" or "group" within the meaning of
                Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of GrafTech;

                        (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive


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                twenty-four month period were members of the Board and "New
                Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by GrafTech's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                        (iv) the stockholders of GrafTech approve a plan of complete liquidation or dissolution of GrafTech; or

                        (v)     consummation of:

                                (x)     a reorganization, restructuring,
                    recapitalization, reincorporation, merger or consolidation of GrafTech (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of GrafTech outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns GrafTech or all or substantially all of the assets of GrafTech or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of GrafTech, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of GrafTech, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                                (y)     any sale, lease, exchange or other
                    transfer (in one transaction or a series of related transactions) of all or substantially all of

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                    the assets of GrafTech or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses
                    (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of GrafTech or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur:

                (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of GrafTech is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company; or

                (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of GrafTech or the Company or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Company sells, distributes to GrafTech's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto).

                For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000.

                2.6 "Chief Executive Officer" means the Chief Executive Officer of GrafTech (or, if there is no such Chief Executive Officer then serving, the President of GrafTech) or his designee.

                2.7 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                2.8 "Committee" means the Organization, Compensation and Pension Committee of the Board.

                2.9     "Common Stock" means the common stock of GrafTech.

                2.10 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 6 months or longer.


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                2.11    "Dividend Equivalent" means an amount in cash equal to
the amount of the cash dividends and distributions that are declared in respect of a number of outstanding shares of Common Stock equal to the number of shares of Common Stock covered by the Stock Equivalent Units to which such Dividend Equivalents relate during the period beginning on the day after the Award Date of such Stock Equivalent Units and ending on the Settlement Date of such Stock Equivalent Units.

                2.12 "Employee" means an employee of the Company who is not a member of the Board.

                2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                2.14 "Market Price" means, as of any date, the mean of the high and low prices of a share of Common Stock as reported by the principal national securities exchange on which the Common Stock is listed (or, if not listed on any national securities exchange, as reported by the principal inter-dealer quotation system on which the Common Stock is traded) on such date (or on the next preceding day on which the Common Stock was traded on such exchange or system).

                2.15 "Option Price" or "Exercise Price" means the amount that a Participant must pay to exercise an Option with respect to one share of Common Stock subject to such Option.

                2.16    "Other Award" means, with respect to any Participant,
(a) any award or right that is valued or measured in whole or in part by reference to, or is otherwise based on, Common Stock, including an award of shares of Common Stock (other than (i) an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Equivalent Unit, Dividend Equivalent, Performance Unit or Restricted Matching Stock or (ii) an "incentive stock option" within the meaning of Section 422 of the Code or any successor provision) and (b) any award issued in respect of any Other Award referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event. Other Awards permitted under the Plan shall include, without limitation, (a) phantom stock, stock units, performance shares, stock options and restricted shares of Common Stock with terms different than those specified herein for an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Equivalent Unit, Dividend Equivalent, Performance Unit or Restricted Matching Stock, and unrestricted shares of Common Stock and (b) awards and rights with respect to compensation previously earned or accrued.

                2.17 "Performance Unit" means an Award that entitles the Participant to receive on the relevant Settlement Date a payment based on the attainment, over a specified period, of individual performance targets or other parameters.

                2.18    "Retirement" means retirement from employment by the

Company with the right to receive immediately a non-actuarially reduced pension from the Company.

                2.19 "Restricted Matching Stock" means Restricted Stock granted to a Participant pursuant to Section 13.


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                2.20    "Restricted Stock" means an Award to a Participant of a
specified number of shares of Common Stock subject to specified restrictions.

                2.21 "Settlement Date" means: (i) with respect to any Stock Option that has been exercised in whole or in part, the date upon which shares of Stock are to be delivered to the Participant and the Option Price therefor paid; (ii) with respect to any SARs that have been exercised, the date upon which cash or shares of Stock are to be paid or delivered to the Participant, as the case may be; (iii) with respect to Performance Units, the date upon which cash or shares of Stock are to be paid or delivered to the Participant, as the case may be; (iv) with respect to Dividend Equivalents, the date upon which cash or an Award of shares of Stock is to be paid or made to the Participant; (v) with respect to Stock Equivalent Units, the date upon which cash is to be paid to the Participant; or (vi) such other date as may be set forth in the relevant Award Agreement, in each case determined in accordance with the terms of the relevant Award Agreement.

                2.22 "Stock Appreciation Right" or "SAR" means an Award that entitles a Participant to receive on the relevant Settlement Date an amount in cash or shares of Common Stock as described in Section 7.

                2.23 "Stock Equivalent Unit" means an Award that entitles the Participant to receive on the relevant Settlement Date an amount in cash equal to the Market Price on such Settlement Date of a specified number of shares of Common Stock.

                2.24 "Stock Option" means an Award that entitles a Participant to purchase up to a specified number of shares of Common Stock.

        In addition, and notwithstanding anything contained in the Plan to the contrary, in the event that any Award is made hereunder concurrently with an award under any version of The GrafTech International Ltd. Management Stock Incentive Plan (collectively, the "MSIP"), then the definitions and provisions of the MSIP shall apply to and govern the Award made hereunder to the extent necessary or appropriate for consistent administration and interpretation thereof and consistency in benefits and obligations with respect thereto.

3.      PARTICIPATION.

                The participants in the Plan ("Participants") shall be those Employees serving in a managerial, administrative or professional position who are selected to participate in the Plan by the Chief Executive Officer, except that directors of GrafTech and officers (as defined in Rule 16a-1(f) under the Exchange Act) are not eligible for Awards under the Plan.

4.      ADMINISTRATION.

                The Plan shall be administered by the Chief Executive Officer. The Chief Executive Officer shall have full power to: (i) interpret the Plan;
(ii) select recipients of Awards; (iii) establish the terms and conditions of Awards; (iv) establish administrative regulations to further the purposes of the Plan; and (v) take any other action desirable or necessary to interpret or implement properly the Plan. All decisions and acts of the Chief Executive Officer shall be


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final and binding upon all Participants. The Chief Executive Officer shall inform the Board or the Committee of any Awards made hereunder.

5.      AWARDS.

                5.1 Types of Awards. Awards may be made in any or all of the following forms: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Stock Equivalent Units; (v) Dividend Equivalents; (vi) Performance Units; (vii) Restricted Matching Stock; or (viii) Other Awards.

                5.2 Award Agreements. Each Award shall be made pursuant to an Award Agreement between the Participant and GrafTech. An Award Agreement shall set forth the terms and conditions for the relevant Award. Such terms and conditions may include the term of the Award, any requirement of continued employment with the Company and any provisions applicable in the event the termination of employment of the Participant, any circumstances under which an Award shall be forfeited or cancelled and GrafTech's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Award Agreements shall be in such form as the Chief Executive Officer may approve from time to time.

                5.3 Maximum Number of Shares Available. The total number of shares of Common Stock as to which Awards may be made under the Plan shall not exceed 1,000,000 shares. If an Award expires unexercised or is forfeited, surrendered, cancelled or settled in cash in lieu of shares of Common Stock, the shares of Common Stock previously set aside for such Award shall be available for distribution in connection with future Awards.

                5.4 Adjustment in the Event of Recapitalization and Other Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to stockholders, the Chief Executive Officer shall make such equitable adjustments in the number of shares and Option Prices or Award Prices (as defined below in Section 7.3) applicable to Awards then outstanding and in the number of shares which are available thereafter for Awards under the Plan as the Chief Executive Officer shall determine are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6.      STOCK OPTIONS.

                6.1 Grant of Award. Stock Options may be awarded to any Participant. Except as otherwise provided below, Awards of Stock Options shall be subject to such terms and conditions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement. No Stock Options shall constitute incentive stock options within the meaning of Section 422 of the Code.

                6.2 Option Price. The Option Price under each Stock Option shall be specified in the relevant Award Agreement, but in no event shall the Option Price be less than the Market Price on the relevant Award Date; provided, however, that in the case of a Stock Option granted retroactively in tandem with or as a substitution for another Award, the Option Price shall not be less than 100% of the Market Price on the Award Date of such other Award.


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                6.3     Terms of Option. A Stock Option shall have a duration of
no longer than 10 years and shall be exercisable only after the earliest of: (i) the expiration of such period of time or satisfaction of such conditions as the Chief Executive Officer may establish; (ii) the Participant's death; or (iii) a Change in Control. During a Participant's lifetime, a Stock Option shall be exercisable only by the Participant. A Stock Option shall be exercisable by a Participant only while the Participant is in active employment with the Company, except: (a) in the case of a Participant's death, Retirement or Disability; (b) during a three year period commencing on the date of a Participant's termination of employment by the Company other than for cause; (c) during a three year period commencing on the date of termination of employment, by the Participant or the Company, after a Change in Control, unless such termination of employment is for cause; or (d) as otherwise determined by the Chief Executive Officer in the best interest of the Company. A Stock Option may not be exercised pursuant to this Section 6.3 after the expiration date of such Stock Option.

                6.4 Payment of Option Price. A Stock Option may be exercised with respect to part or all of the shares subject to such Stock Option by giving written notice to GrafTech. Without limiting the authority of the Chief Executive Officer under Section 15, the Option Price payable as to a Stock Option which has been exercised shall be paid within ten business days after the date of exercise in cash, in whole shares of Common Stock, in a combination of cash and whole shares of Common Stock or in any other manner that the Chief Executive Officer may approve. The value of any share of Common Stock delivered in payment of the Option Price shall be the Market Price on the date the relevant Stock Option is exercised.

                6.5 Dividends on Shares Covered by Options. The relevant Award Agreement may provide that a Participant holding a Stock Option shall have the right to receive, with respect to each share of Common Stock covered by such Stock Option, payment of an amount in cash equal to the cash dividends or distributions paid to holders of outstanding shares of Common Stock during the period that such Stock Option is outstanding. Such Award Agreement may provide that such dividends and distributions shall be paid currently or credited to such Participant's account for payment upon exercise of such Stock Option, the terms and conditions to which such dividends and distributions are subject and whether such dividends and distributions shall be reinvested in shares of Common Stock.

7.      STOCK APPRECIATION RIGHTS.

                7.1 Additional Right SAR. SARs may be awarded to any Participant separately from any other Award to such Participant ("Additional Right SAR"). The exercise of an Additional Right SAR shall have no effect on the exercisability of any other Award and the exercise of any other Award shall have no effect on the exercisability of an Additional Right SAR.

                7.2 Alternative Right SAR. SARs may be awarded to any Participant in conjunction with any other Award to such Participant ("Alternative Right SAR"). The exercise of an Award granted in conjunction with an Alternative Right SAR shall terminate such Alternative Right SAR to the extent of the shares of Common Stock with respect to which such Award is exercised. The exercise of an Alternative Right SAR granted in conjunction with any



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other Award shall terminate such other Award to the extent of the shares of
Common Stock with respect to which such Alternative Right SAR is exercised.

                7.3 Award. Upon the exercise of an SAR, the Participant shall receive an amount equal to the excess of the Market Price on the relevant Settlement Date over the relevant Award Price (as defined below) as to the number of SARs exercised. Except as otherwise provided in the next sentence, Awards of SARs shall be subject to such terms and conditions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement. "Award Price" means (i) as to an Additional Right SAR, 100% of the Market Price on the relevant Award Date and (ii) as to an Alternative Right SAR, 100% of the Market Price on the Award Date of the Award in conjunction with which it is granted; provided, however, that, in the case of an SAR granted retroactively in tandem with or as a substitution for another Award, the Award Price of such SAR shall not be less than 100% of the Market Price on the Award Date of such other Award.

                7.4 Form of Settlement. The relevant Award Agreement shall specify whether an SAR is to be settled in cash or shares of Common Stock.

8.      RESTRICTED STOCK.

                8.1 Award. Restricted Stock may be awarded to any Participant. Except as otherwise provided below, Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement. Such terms and conditions may include, but are not limited to, achievement of specific business objectives and other measurements of individual or business unit performance (that may include, but are not limited to, earnings per share, net profits, total shareholder return, cash flow, return on stockholders' equity and cumulative return on net assets employed), the manner in which such Restricted Stock is held, the extent to which the holder of such Restricted Stock has rights of a stockholder and forfeiture of such Restricted Stock if those objectives or measurements are not achieved.

                8.2 Transferability of Restricted Stock. Restricted Stock may not be assigned, transferred, pledged or sold by the Participant until the termination or lapse of the restrictions relating to such Restricted Stock.

                8.3 Dividends. The relevant Award Agreement shall specify whether dividends and distributions on Restricted Stock shall be paid currently or credited to the relevant Participant's account for payment upon termination or lapse of the restrictions relating to such Restricted Stock, the terms and conditions to which such dividends or distributions are subject and whether any of such dividends or distributions which are payable in cash shall be reinvested in shares of Common Stock or in additional Restricted Stock.

9.      STOCK EQUIVALENT UNITS.

                Stock Equivalent Units may be awarded to any Participant.
Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement. Such terms and conditions may include, but are not limited to, the achievement of specific business objectives



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and other measurements of individual or business unit performance (that may include, but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on stockholders' equity and cumulative return on net assets employed).

10.     DIVIDEND EQUIVALENTS.

                Any Award of Stock Equivalent Units may provide that such Stock Equivalent Units shall accrue Dividend Equivalents. In lieu of awarding Dividend Equivalents, such Award may provide for awards of additional Stock Equivalent Units on each date that cash dividends or distributions are paid on the outstanding shares of Common Stock, effective as of the date such dividends or distributions are declared, in an amount equal to (i) the product of the dividend or distribution per share times the total number of Stock Equivalent Units then covered by such Award, divided by (ii) the Market Price on such payment date.

11.     PERFORMANCE UNITS.

                Performance Units may be awarded to any Participant. Awards of Performance Units shall be subject to such conditions and restrictions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement. Performance Units shall be based on the attainment, over a specified period, of individual performance targets or other parameters, which may include, but are not limited to, earnings per share, net profits, total shareholder return, return on stockholders' equity, cash flow and cumulative return on net assets employed. The relevant Award Agreement shall specify whether Performance Units are to be paid in cash or shares of Common Stock.

12.     EXERCISE PAYMENTS.

                The relevant Award Agreement may award Participants the right to receive exercise payments when they exercise a Stock Option or SAR while an active Employee. The amount of the exercise payment shall be determined by the Chief Executive Officer, but may not exceed 60% of the excess of the Market Price on the date of exercise over the relevant Option Price or Award Price, as the case may be. Such amount shall be reduced by any dividend or distribution payments received or credited with respect to the Award being exercised during the period that such Award was outstanding. At the discretion of the Chief Executive Officer, the exercise payments may be made in cash, shares of Common Stock or any combination thereof. In the case of the Participant's death, any exercise payments awarded to the Participant shall be paid if the Award is exercised within nine months after a Participant's death, but before the expiration of the Award. In the case of a Participant's Retirement, any exercise payments awarded to the Participant shall be paid if the Award is exercised within the later of (i) three months after Retirement or (ii) three months after such Award becomes exercisable, but in each case before the expiration date of such Award.

13.     RESTRICTED MATCHING STOCK.

                The Chief Executive Officer may from time to time authorize a Participant to elect, within 60 days of the receipt of a variable compensation payment from the Company, to deposit with GrafTech shares of Common Stock owned by such Participant with a value on the date of deposit not exceeding twenty-five percent (25%) of such variable compensation payment



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and receive a matching grant of an equal number of shares of Restricted Stock subject to such terms and conditions as are established by the Chief Executive Officer. Awards under this Section 13 shall be subject to the following provisions:

                (a) Such Participant may designate shares of Common Stock held for the Participant's account in the UCAR Carbon Savings Plan in lieu of depositing shares of Common Stock owned by the Participant.

                (b) Such Restricted Matching Stock shall be issued and registered in the name of the Participant but shall be held in custody by GrafTech until such Restricted Matching Stock becomes non-forfeitable.

                (c) Such Restricted Matching Stock shall be nontransferable until such time as the Chief Executive Officer shall specify.

                (d) Such Restricted Matching Stock shall be forfeitable by such Participant in accordance with such terms and conditions as are established by the Chief Executive Officer and set forth in the relevant Award Agreement.

This Section 13 does not limit the Chief Executive Officer's authority under
Section 8 to grant Restricted Stock to Participants under different terms and conditions than those described in this Section 13.

14.     OTHER AWARDS.

                Commencing January 16, 2003, Other Awards may be granted to Employees. The Chief Executive Officer shall grant Other Awards to Employees. Other Awards may be granted alone or in addition to any other Awards granted under the Plan. The Chief Executive Officer shall establish the terms and conditions applicable to Other Awards granted by him or her at the time of grant, which terms and conditions shall be set forth in the relevant Award Agreement or in amendments to the Plan. Such terms and conditions may include, without limitation, settlement in cash or shares of Common Stock or a combination thereof (which form of settlement may be either prescribed by the Chief Executive Officer or subject to the discretion of GrafTech or the Participant), performance measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), terms and conditions relating to withholding of taxes, transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to adjustments to reflect business combinations, provisions relating to dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and payment of exercise prices with outstanding shares of Common Stock). Notwithstanding any provision in this Plan to the contrary, this provision shall be applied, in relation to grants of Other Awards to officers and directors, so that adoption hereof would not have required stockholder approval under Section 17.

15.     SETTLEMENT OF AWARDS.

                The Chief Executive Officer may (i) require or permit Participants to defer the vesting, settlement or payment of Awards (whether in cash or shares of Common Stock) and (ii)



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specify that Awards subject to deferred vesting, settlement or payment shall accrue interest on deferred cash amounts or Dividend Equivalents on deferred shares of Common Stock.

16.     GENERAL PROVISIONS.

                16.1 Transferability of Awards. No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act or the rules thereunder, unless otherwise determined by the Chief Executive Officer.

                16.2 Unfunded Plan. Nothing contained herein shall require the Company to segregate any monies from its general funds, to create any trusts or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

                16.3 No Right to Employment. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

                16.4 Rights as a Shareholder. Except as otherwise provided in the relevant Award Agreement, a Participant shall have no rights as a stockholder of GrafTech until he or she becomes the holder of record of the shares of Common Stock covered thereby.

                16.5 Applicable Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Connecticut and applicable federal laws (as to grants made prior to March 1, 2002) or the State of Delaware (as to grants made on or after March 1, 2002).

                16.6 Successors and Assigns. The Plan and the relevant Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant, the executor, administrator or trustee of such estate or any receiver, trustee in bankruptcy or representative of creditors of such Participant or estate.

                16.7    Authority of the Board and the Committee.
Notwithstanding any provision contained in the Plan to the contrary, the Board and the Committee shall have the same authority provided under the Plan to the Chief Executive Officer.

17.     AMENDMENT, SUSPENSION, OR TERMINATION.

                17.1 General Rule. The Board or the Committee may suspend, terminate or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax or securities laws.

                17.2 Compliance with Section 16. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Chief Executive Officer may amend any Award or Award Agreement as he may deem necessary or appropriate to ensure that (i) any Participant who becomes subject to Section 16 of the Exchange Act after receiving an Award, (ii) any outstanding Award to such Participant and (iii) any vesting or exercise of such Award shall



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comply with such Section 16 and the rules and regulations thereunder (including any exemptions thereunder which the Chief Executive Officer deems relevant).

18.     TAX WITHHOLDING.

                The Company shall have the right to (i) make deductions from any settlement of an Award, including the delivery or vesting of shares of Common Stock, or require shares of Common Stock, cash or any combination thereof be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state, local or foreign taxes required by law or
(ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Chief Executive Officer may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Market Price as of the Settlement Date of the applicable Award.

19.     EFFECTIVE DATE AND DURATION OF THE PLAN.

                The Plan shall become effective upon February 6, 1996.


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